UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 28, 2005

                               BE AEROSPACE, INC.
               (Exact name of registrant as specified in charter)


DELAWARE                                0-18348              06-1209796
(State or other                (Commission File Number)      (I.R.S. Employer
jurisdiction of incorporation)                               Identification No.)


1400 Corporate Center Way, Wellington, Florida               33414
(Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (561) 791-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
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[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

         On December 28, 2005, the Compensation Committee of the Board of Directors of BE Aerospace, Inc. ("B/E") approved, effective as of December 28, 2005, the vesting of all unvested options outstanding under B/E's 1996 Stock Option Plan, amended and restated 1989 Stock Option Plan, 2001 Stock Option Plan, 2001 Non-Employee Directors Stock Option Plan and 2005 Long-Term Incentive Plan (collectively, the "Option Plans"). Under the Option Plans, 25% of each option generally vests on the date of grant and on the first, second and third anniversaries of the date of grant. As a result of the accelerated vesting, approximately 1,949,000 options that are currently outstanding under the Option Plans will become fully exercisable on December 28, 2005. Of these options, an aggregate of approximately 813,000 are held by B/E's directors and executive officers. The weighted average exercise price of all outstanding stock options is $8.83.

         In making its decision to approve the option acceleration, the Compensation Committee considered several factors including:

         o the effects on B/E's reported stock option expense in future periods due to recent accounting pronouncements,
         o the comparability of B/E's statements of earnings in prior and subsequent periods; and
         o the potential benefit to B/E and its shareholders in retaining the services of the affected employees, officers and directors.

         The Financial Standards Accounting Board's Statement of Financial Accounting Standards No. 123 (revised 2004) "Share - Based Payment", in the absence of such vesting acceleration, will require B/E to amortize the fair value of unvested stock options as of B/E's fiscal year beginning January 1, 2006. By accelerating the vesting of the affected stock options now, B/E expects to reduce non-cash compensation expense by an aggregate of approximately $2.5 million over the 2006-2008 period. B/E will record compensation expense in the fourth quarter of 2005 of approximately $1.2 million related to the acceleration of the vesting of these stock options.

         In addition, the Compensation Committee determined that the accelerated vesting of the outstanding options would be effected in lieu of making the annual grant of options at the end of 2005, as had been previously contemplated.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  BE AEROSPACE, INC.

                                  By:  /s/ Thomas P. McCaffrey
                                  ----------------------------------------------
                                  Name:  Thomas P. McCaffrey
                                  Title: Senior Vice President of Administration
                                         and Chief Financial Officer



Date:  December 30, 2005